Exhibit 24
POWER OF ATTORNEY IN CONNECTION WITH THE
2007 ANNUAL REPORT ON FORM 10-K
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of NORTHROP GRUMMAN CORPORATION, a Delaware corporation, does hereby appoint W. BURKS TERRY and STEPHEN D. YSLAS, and each of them as his or her agents and attorneys-in-fact (the “Agents”), in his or her respective name and in the capacity or capacities indicated below, to execute and/or file the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Report”) under the Securities Exchange Act of 1934, as amended (the “Act”), and any one or more amendments to any part of the Report that may be required to be filed under the Act (including the financial statements, schedules and all exhibits and other documents filed therewith or constituting a part thereof) and to any part or all of any amendment(s) to the Report, whether executed and filed by the undersigned or by any of the Agents. Further, each of the undersigned does hereby authorize and direct the Agents to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the “Commission”), which they deem necessary or advisable to comply with the Act and the rules and regulations or orders of the Commission adopted or issued pursuant thereto, to the end that the Report shall be properly filed under the Act. Finally, each of the undersigned does hereby ratify each and every act and documents which the Agents may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such document had been executed or filed by the undersigned, respectively.
     This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the Commission.
     IN WITNESS THEREOF, each of the undersigned has subscribed these presents this 20th day of February 2008.

/s/ Ronald D. Sugar Ronald D. Sugar	Chairman of the Board, Chief Executive Officer, and Director (Principal Executive Officer)
/s/ Lewis W. Coleman Lewis W. Coleman	Director
/s/ Vic Fazio Vic Fazio	Director
/s/ Donald E. Felsinger Donald E. Felsinger	Director
/s/ Stephen E. Frank Stephen E. Frank	Director
/s/ Philip Frost Phillip Frost	Director
/s/ Charles R. Larson Charles R. Larson	Director
/s/ Richard B. Myers Richard B. Myers	Director

/s/ Philip A. Odeen Philip A. Odeen	Director
/s/ Aulana L. Peters Aulana L. Peters	Director
/s/ Kevin W. Sharer Kevin W. Sharer	Director
/s/ James F. Palmer James F. Palmer	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Kenneth N. Heintz Kenneth N. Heintz	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)